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                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Health Management Systems, Inc.:

We consent to the incorporation by reference of our report dated November 15, 1996 with respect to the consolidated financial statements of Health Information Systems Corporation and Subsidiary included in the Annual Report (Form 10-K) of Health Management Systems, Inc. for the year ended October 31, 1996 in the Registration Statement (Form S-4 No. 333-13513) and Registration Statements (Form S-3 Nos. 33-91518 and 333-06769 and Form S-8 Nos. 33-65560,
33-33706, 33-76770, 33-76638 and 33-95326) of Health Management Systems, Inc.



New York, New York                                 Ernst & Young LLP
January 15, 1997